Exhibit 99.1

Greenwave Announces Appointment of Chelsea Pullano as Chief Financial Officer

(Chesapeake, VA) February 10, 2026 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (Nasdaq: GWAV), an operator of metal recycling facilities in Virginia, North Carolina, and Ohio, today announced that the board of directors (“Board”) of the Company appointed Chelsea Pullano as Chief Financial Officer of the Company, effective February 5, 2026.

Ms. Pullano’s appointment is in connection with the Company’s entry into the scope of work agreement with MACK Financial Solutions, LLC (“MACK”), dated January 2, 2026, pursuant to which MACK agreed to provide professional services to the Company, including oversight of all bookkeeping, financial reporting and SEC reporting duties of the Company and Ms. Pullano serving as the part-time Chief Financial Officer of the Company, subject to her appointment by the Board. As CFO, Ms. Pullano will provide strategic financial oversight and executive-level support to the Company, including review and certification of SEC filings, financial reporting coordination with auditors, legal counsel, and other outsourced accounting professionals, and other responsibilities customarily performed by a CFO of a public company.

Ms. Pullano is a financial executive with experience supporting public and private companies in accounting, financial reporting, and strategic finance. Ms. Pullano co-founded MACK in May 2023, an accounting and advisory firm that provides outsourced financial, accounting and advisory services to growth-stage companies and public companies. Since May 2023, she has served as a partner and chief executive officer of MACK. Previously, from June 2020 to May 2023, Ms. Pullano served as Chief Financial Officer of Creatd, Inc., and from September 2024 to March 2025, as Director of Finance at the law firm Lucosky Brookman LLP.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc., is an operator of 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The Company’s recycling facilities collect, classify, and process raw scrap metal (ferrous and nonferrous) and implement several unique technologies to increase metal processing volumes and operating efficiencies, including a downstream recovery system and cloud-based ERP system.

Steel is one of the world’s most recycled products with the ability to be re-melted and re-cast numerous times. Recycling steel provides key environmental benefits over virgin metals, including reduced energy use, lower CO2 emissions, lower waste, and conserving natural resources. The Company’s customers include large corporations, industrial manufacturers, retail customers, and government organizations. The Company plans to aggressively expand its footprint of locations by acquiring independent, profitable scrap yards in the coming months. For more information, please visit www.GWAV.com.

Forward-looking Statements

The Company cautions you certain of the statements in this press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors. Please refer to the risk factors discussed in Part 1, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, and our other reports filed with the SEC. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results.

Contact Info:

(800) 490-5020

Info@GWAV.com